CONSULTING AGREEMENT

THIS AGREEMENT made and dated for reference the  1st day of January 2007.

BETWEEN:	TRADE SHOW MARKETING COMPANY LTD
4550 E Cactus Rd, Ste. 220 Phoenix, AZ USA 85032-7718 (the "Company")

OF THE FIRST PART

AND:	Tim McCarthy
Fountain Hills, AZ
(the "Consultant")

OF THE SECOND PART

A.
The Company wishes to develop a franchise model for the operation of retail stores providing to the general public products that have been advertised on television as well as other ancillary and related products and services (the “Business”);

B.	The Consultant is in the business of providing franchise services, and

C. The Company is desirous of retaining the Consultant to provide consulting services in connection with the Business of the Company in accordance with the terms and conditions of this agreement (the “Agreement”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE -- CONSULTING SERVICES

1.1 Retainer. The Company hereby agrees to retain the Consultant to provide the Company with consulting services consisting of the following and such other consulting services as the Company and the Consultant may from time to time agree upon, (the "Services") and the Consultant hereby agrees to provide such Services to the Company:

(a)
Advise the Company as to the best way of structuring the franchise corporate entity in terms of regulatory acceptance, limitation of liability, financial disclosure requirements, trademark usage, future spin-off possibilities, and Provincial and State regulatory requirements;

(b)	Assist the Company with the applications for its trademarks in America and the US;
(c)	Advise the Company on the structure and level of initial license fees, ongoing fees, renewal fees and assignment fees, site selection criteria, and territorial considerations;
(d)	Provide the Company with recommendations regarding the organizational structure of the franchisor;
(e)
Develop a franchise agreement and area representative agreement which reflect the recommended business model and provides the strong enforceable controls necessary to achieve a successful franchise program;

(f)
Provide ancillary documentation as required such as: offer to purchase/deposit agreement, franchise application report, confidentiality/non-disclosure agreement, sub-lease, and conditional assignment of lease;

(g)	Draft a Uniform Offering Circular (“UFOC”) that complies with the provisions of the Federal Trade Commission’s requirements for franchise offerings;
(h)	Develop a pre-opening manual and operations/ policy and procedures manual;
(i)	Develop a franchisee Proforma template and business plan template for potential franchisees;
(j)	Identify possible additional future revenue streams;
(k)	Advise the Company on the structure of an initial training program for new franchisees;
(l)	Design management information systems to evaluate the performance of the franchisee’s particular business in relationship to other similar franchises in the system;
(m)	Develop materials to explain the franchise model and sell the Company’s franchise opportunity to qualified prospects;
(n)	Serve on the Company’s Board.

1.2 Term of Agreement. This Agreement shall remain in full force and effect commencing on the date first above written subject to earlier termination as hereinafter provided.

1.3Provision of Services. It is agreed and acknowledged that the Consultant will not provide services to other persons, firms or companies and that the Consultant shall at no time while this Agreement remains in force provide consultancy services to any competitor of the Company that is not an affiliate of the Company.

1.4Board Policy and Instructions. The Consultant covenants with the Company that it will act in accordance with any policy of and carry out all reasonable instructions of the board of directors of the Company. The Consultant acknowledges that such policies and instructions may limit, restrict or remove any power or discretion, which might otherwise have been exercised by the Consultant.

1.5Compensation. In consideration for the services rendered by the Consultant, the Company shall pay to the Consultant consulting fees in the sum of seventy thousand ($70,000.00) dollars and shares, which shall be paid as follows:

(a) Upon execution of this Agreement  - 100,000 Shares Monthly, (paid on the 30th of each month) $5834.00

Note: Compensation does not include additional costs associated with graphic design, website development, printing of manuals, trademark applications or trademark registrations.

ARTICLE TWO - CONFIDENTIALITY AND NON-COMPETITION

2.1 Confidential Information. The Consultant covenants and agrees that it shall not disclose to anyone any confidential information with respect to the business or affairs of the Company except as may be necessary or desirable to further the business interests of the Company. This obligation shall survive the expiry or termination of this Agreement.

2.2 Return of Property. Upon expiry or termination of this Agreement the Consultant shall return to the Company any property, documentation, or confidential information which is the property of the Company.

2.3 Promotion of Company's Interests. The Consultant agrees to perform the services contemplated by this Agreement to the best of the Consultant’s abilities.

ARTICLE THREE - TERMINATION

3.1 Termination of Agreement. This Agreement will, subject to the provisions of this Agreement, be deemed to be terminated immediately for cause.

3.2  Definition of Cause. For the purposes of this Agreement, “cause” means: (i) the Consultant breaches its obligations under article 3 of this Agreement; or (ii) the existence of cause for termination of this Agreement at common law resulting from any recognized ground of termination for cause, including but not limited to fraud, dishonesty, illegality, breach of statute or regulation, conflict of interest, or gross incompetence; or (iii) if the Consultant breaches any other obligation under this Agreement and fails to rectify such breach upon provision of written notice to do so by the Company.

3.3  Compensation for Cause. In the event of a termination for cause, the Consultant will receive payment of any consulting fees earned to the date of termination.

ARTICLE FOUR - CAPACITY

4.1 Capacity of Consultant. It is acknowledged by the parties hereto that the Consultant is being retained by the Company in the capacity of independent contractor and not as an employee of the Company. The Consultant and the Company acknowledge and agree that this Agreement does not create a partnership or joint venture between them.

ARTICLE FIVE - GENERAL CONTRACT PROVISIONS

5.1 Severability. If any provision herein is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions herein shall not be affected thereby and shall remain valid and enforceable.

5.2  Further Assurances. The parties shall deliver to each other such further documentation and shall perform such further acts as and when the same may be required to carry out and give effect to the terms and intent of this Agreement.

5.3  Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

5.4  Prompt Review of Information.  The principals of the Company will be available and will perform a prompt review of any information that is pertinent to the timely completion of this Agreement.

5.5  Entire Agreement. This Agreement contains the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and replaces all previous written and oral agreements among the parties with respect to the subject matter hereof.

5.6  Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective legal personal representatives, heirs, executors, administrators or successors.

5.7  Assignment. This Agreement is not assignable by either party without the prior written consent of the other party.

5.8  Currency. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of America.

5.9  Headings for Convenience Only. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

5.10  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona and the federal laws of America applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such state.

IN WITNESS WHEREOF the parties have duly executed this Consulting Agreement as of the date set out on the first page of this Agreement.

TRADE SHOW MARKETING COMPANY

/s/ Peggie-Ann Kirk

Authorized Signatory

TIM MCCARTHY

/s/ Timothy McCarthy

Authorized Signatory

Date: January 1, 2007